                                                                    EXHIBIT 4.45

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


      This Exchange and Registration Rights Agreement (this "Agreement") is made and entered into as of June 25, 1997 by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company"), Robinson Property Group, Limited Partnership, a Mississippi limited partnership (the "Guarantor"), and Wasserstein Perella Securities, Inc. (the "Initial Purchaser"), who has agreed to purchase an aggregate principal amount of $160,000,000 of the Company's 9-3/8% Series A Senior Subordinated Notes Due 2007 (the "Series A Notes") on the Closing Date pursuant to the Purchase Agreement (as defined below).

      This Agreement is made pursuant to the Note Purchase Agreement, dated as of June 18, 1997, (the "Purchase Agreement"), by and among the Company, the Guarantor and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Notes, the Company and the Guarantor have agreed to provide the registration rights set forth in this Agreement for the equal benefit of the Initial Purchaser and its direct and indirect transferees. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligation to purchase the Series A Notes under the Purchase Agreement.

      The parties hereby agree as follows:

Section 1. Definitions.

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      Act: The Securities Act of 1933, as amended.

      Affiliate: Of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      Broker-Dealer: Any broker or dealer registered under the Exchange Act.

      Closing Date: The date of this Agreement.

      Commission: The Securities and Exchange Commission.

      Company: As set forth in the preamble and shall also include the Company's successors.

      Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the registrar under the Indenture of the Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

      Damages Payment Date: With respect to the Series A Notes, each Interest Payment Date.

      Effectiveness Target Date: As defined in Section 5.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Exchange Offer: The registration by the Company under the Act of the Series B Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such Exchange Offer by such Holders.

      Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

      Guarantor: Robinson Property Group Limited Partnership, a Mississippi limited partnership.

      Holders: As defined in Section 2(b) hereof.

      Indemnified Holder: As defined in Section 8(a) hereof.

      Indenture: The Indenture, dated as of June 15, 1997, by and among the Company and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"), and the Guarantor, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

      Initial Purchaser: As defined in the preamble hereto.

      Interest Payment Date: As defined in the Indenture.

      Liquidated Damages: As defined in Section 5 hereof.

      NASD: National Association of Securities Dealers, Inc.

      Notes: The Series A Notes and the Series B Notes.

      Person or person: An individual, corporation, partnership, association, limited liability company, limited liability partnership, trust, estate or other entity.

      Prospectus: The prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

      Record Holder: With respect to any Damages Payment Date relating to the Series A Notes, each Person who is a Holder of Transfer Restricted Securities on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

      Registration Default: As defined in Section 5 hereof.

      Registration Statement: Any registration statement of the Company relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to a Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      Series A Notes: As defined in the preamble hereto.

      Series B Notes: Debt securities of the Company, which are substantially identical to the Series A Notes (and which are entitled to the benefits of the Indenture or a trust indenture which is substantially identical to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA, except that the Series B Notes related thereto shall have been registered pursuant to an effective Registration Statement under the Act and shall contain no restrictive legends thereon.

      Shelf Filing Deadline: As defined in Section 4 hereof.

      Shelf Registration Statement: As defined in Section 4 hereof.

      Suspension Notice: As defined in Section 6(c)(iii)(D).

      TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

      Trustee: The trustee under the Indenture and the trustee under any indenture governing the Series B Notes.

      Transfer Restricted Securities: Each Series A Note, until the earliest to occur of (a) the date on which such Series A Note is exchanged in the Exchange Offer for a Series B Note entitled to be resold to the public without complying with the prospectus delivery requirements of the Act, (b) the date on which such Series A Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (d) the date on which such Series A Note is saleable pursuant to Rule 144(k) under the Act.

      Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2. Securities Subject To This Agreement

      (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities. No securities other than the Transfer Restricted Securities shall be entitled to the benefits of this Agreement.

      (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

Section 3. Registered Exchange Offer.

      (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantor shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than forty-five (45) days after the Closing Date, an Exchange Offer Registration Statement on Form S-1 or S-4 (if the use of such form is then available) and, if applicable, a Shelf Registration Statement under the Act relating to the Series B Notes and the Exchange Offer, (ii) cause such Registration Statement to become effective as soon as practicable, but in no event later than 165 days following the Closing Date, (iii) Consummate the Exchange Offer as soon as practicable, but in no event later than 30 days after the date the Exchange Offer Registration Statement is declared effective by the Commission,

(iv) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under state Blue Sky or securities laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(v) upon the effectiveness of such Registration Statement, commence the Exchange Offer. To the extent permitted by law, the Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(e) below.

      (b) The Company and the Guarantor shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer. The Company and the Guarantor shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes and the Guarantees executed by the Guarantor or any Additional Guarantor (as such terms are defined in the Indenture) shall be included in the Exchange Offer Registration Statement; provided, however, the Company and the Guarantor shall not be restricted in any respect with regard to the filing or effectiveness of any other registration statement under the Act.

      (c) In connection with the Exchange Offer, the Company shall:

            (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (ii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

            (iii) permit Holders to withdraw tendered Transfer Restricted
                  Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open.

      (d) As soon as practicable after the close of the Exchange Offer, the Company shall:

            (i) accept for exchange all Transfer Restricted Securities tendered and not validly withdrawn pursuant to the Exchange Offer;

            (ii) deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange;

            (iii) cause the Trustee to authenticate and deliver promptly to each holder of Series A Notes a principal amount of Series B Notes that is equal in principal amount to the Transfer Restricted Securities of such holder so accepted for exchange.

      (e) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Series A Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such Plan of Distribution shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

      The Company and the Guarantor shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one hundred twenty
(120) days from the date on which the Exchange Offer is Consummated.

      The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such period in order to facilitate such resales.

Section 4. Shelf Registration.

      (a) Shelf Registration. If (i) the Company and the Guarantor are not required to file an Exchange Offer Registration Statement and the Company is not required to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) any Holder or Holders of Transfer Restricted Securities shall notify the Company within twenty (20) business days of the Consummation of the Exchange Offer (A) that any such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that any such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that any such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantor shall:

            (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the latest to occur of (1) the 30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above, and (3) the 45th day after the Closing Date, which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof (with each of the deadlines in (1), (2) and (3) hereof constituting a "Shelf Filing Deadline"); and

            (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the later of the 30th business day after the applicable Shelf Filing Deadline but in no case later than 60 days after the date such Shelf Registration Statement is filed.

The Company and the Guarantor shall keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, from the effective date of the Shelf Registration Statement until the earlier of (x) 36 months from the effective date, (y) the date all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement and (z) the date on which all Transfer Restricted Securities may be sold without registration pursuant to Rule 144(k) of the Act. The Company shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration.

      (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided the Company in writing, within 20 business days after receipt of a request therefor, all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information reasonably required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

Section 5. Liquidated Damages.

      If (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to 45 days after the Closing Date or a Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Shelf Filing Deadline specified in Section 4 (a)(x) hereof, (ii) the Exchange Offer Registration Statement or Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in Section 3 or 4, respectively, of this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 days following the date the Exchange Offer Registration Statement is declared effective by the Commission or (iv) the Exchange Offer Registration Statement or Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective pursuant to a stop order or otherwise during the time period specified herein that such Registration Statement is required to remain effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Guarantor hereby jointly and severally agree to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The weekly Liquidated Damages associated with a Registration Default shall increase by an additional increment equal to $.05 per week per $1,000 principal amount 90 days after commencement of the Registration Default and shall thereafter increase by an additional increment equal to $.05 per week per $1,000 principal amount at the end of each subsequent 90 day period for so long as the Registration Default continues; provided however that in no event shall the Liquidated Damages associated with a Registration Default exceed $.35 per week per $1,000 principal amount. The Company shall notify the Trustee within one Business Day after each and every date on which a Registration Default occurs. All accrued Liquidated Damages on each Damages Payment Date shall be paid to Record Holders by the Company in the same manner as interest payments on the Notes, as provided in the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

      All obligations of the Company and the Guarantor set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.

Section 6. Registration Procedures.

      (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantor shall comply with all of the provisions of
Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

            (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantor hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantor to Consummate an Exchange Offer for such Series A Notes. The Company and the Guarantor hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take action to effect a change of Commission policy. The Company and the Guarantor agree, however, to
(A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) pursue a resolution (which need not be favorable and may be resolved by an oral, rather than written, communication from the Commission staff) by the Commission staff of such submission with reasonable diligence.

            (ii) All Holders of Transfer Restricted Securities participating in the Exchange Offer shall cooperate in the Company's preparations for the Exchange Offer. Each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company within the meaning of Rule 405 under the Act, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that, any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Series B Notes to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of

Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Company.

            (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that neither the Company nor the Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer.

      (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantor shall comply with all the provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

      (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the exchange, sale or resale of Transfer Restricted Securities, (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company and the Guarantor shall:

            (i) use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Guarantor) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantor shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

            (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in
Section 3 or 4 hereof as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rule 424 under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing
(A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue (unless amended and corrected by disclosure in a subsequently filed document that is incorporated therein by reference), or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (such notice described in this clause (D) being referred to herein as a "Suspension Notice");

            (iv) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantor shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (v) before filing with the Commission, furnish to each of the selling Holders and their counsel and each of the underwriter(s), if any, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus, which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of no more than five (5) business days. The Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference), and the Company shall use its good faith efforts to correct such Registration Statement or Prospectus as soon as practicable, to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five (5) business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omits to state a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading;

            (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriters, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantor and cause the Company's and Guarantor's officers, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

            (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriters, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of the Notes covered thereby or the underwriter(s), if any;

            (ix) furnish to each selling Holder and each of the underwriter(s) if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto and, if requested, any documents incorporated by reference therein;

            (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantor hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (xi) enter into, and cause the Guarantor to enter into, and deliver an underwriting agreement and other reasonable and customary agreements and certificates and make, and cause the Guarantor to make, such representations and warranties as are reasonable and customary in connection with a registered offering, and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantor shall:

                  (A) furnish to each Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                        (1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantor confirming, as of the date thereof, the matters set forth in Paragraphs (c)(i), (ii), (iii) and (v) of Section 7 of the Purchase Agreement and such other matters as such parties may reasonably request;

                        (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantor, in form and substance customary for transactions of this kind and reasonably satisfactory to the Initial Purchaser's counsel, including a statement to the effect that the counsel providing each such opinion or opinions has participated in conferences with officers and other representatives of the Company and the Guarantor, and representatives of the independent public accountants for the Company and the Guarantor, in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and the Guarantor and without independent check or verification), no facts have come to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                        (3) a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's and the Guarantor's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the letters delivered pursuant to Section 7(d) of the Purchase Agreement, without exception;

                  (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of
Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                  (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

            (xii) prior to any public offering of Transfer Restricted Securities, cooperate with, and cause the Guarantor to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

            (xiii) shall issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

            (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter;

            (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

            (xvi) if any fact or event contemplated by Section (6)(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

            (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

            (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts

Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

            (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, and cause the Guarantor to cooperate, with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and cause the Guarantor to execute, and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

            (xxi) obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Transfer Restricted Securities participating in the Exchange Offer and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Series B Notes and related indenture, (ii) each of the Series B Notes and the related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms (with customary exceptions) and (iii) each of the Series B Notes are entitled to the benefits of the Indenture or the indenture governing such Series B Notes as provided in this Agreement.

            (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

            (xxiii) cause all Notes covered by the Registration Statement to be listed on such securities exchange on which similar securities are listed if requested by the Holders of a majority in aggregate principal amount of Notes or any underwriter so long as the Company otherwise satisfies the listing requirements of such securities exchange and such listing would not cause the Company to incur substantial expenses; and

            (xxiv) use their best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereunder.

      Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any Suspension Notice, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; provided, however, that the Company shall not give more than three Suspension Notices during any period of twelve consecutive months and in no event shall the aggregate period during which a Holder of Transfer Restricted Securities is prohibited from disposing of Transfer Restricted Securities pursuant to this sentence exceed sixty (60) days in any twelve consecutive months. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section (6)(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

Section 7. Registration Expenses.

      (a) All expenses incident to the Company's or the Guarantor's performance of or compliance with this Agreement will be borne by the Company or the Guarantor, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD));
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantor and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities;
(v) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantor (including the expenses of any special audit and comfort letters required by or incident to such performances).

      The Company and the Guarantor, in any event, will bear their respective internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantor.

      (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

      (c) The Company shall have no obligation to pay any underwriting fees, discounts or selling commissions attributable to the Notes being sold by the selling Holders, which expenses shall be borne by the selling Holders.

Section 8. Indemnification.

      (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by (x) an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein or (y) any untrue statement or omission contained in a preliminary prospectus or amended preliminary prospectus delivered by a Holder to a purchaser if such untrue statement or omission is corrected in the Prospectus and such Holder failed to deliver a copy of the Prospectus at or prior to the sale of Series B Notes to such purchaser.

      In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantor in writing (provided, that the failure to give such notice shall not relieve the Company or the Guarantor of their obligations pursuant to this Agreement to the extent that such failure does not materially prejudice the position of the Company or the Guarantor). Such Indemnified Holders shall have the right to employ not more than one counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the

Company and the Guarantor; provided, however, that the Indemnified Holders shall reimburse the Company and the Guarantor for such fees and expenses in the event that it is ultimately determined that such Indemnified Holders are not entitled to indemnification hereunder. The Company and the Guarantor shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Holders, which firm shall be designated by the Holders. Notwithstanding anything contained herein to the contrary, the Company and the Guarantor shall indemnify Indemnified Holders for more than one counsel if the Indemnified Holders shall have been advised by counsel that there may exist a conflict of interest among any of the Indemnified Holders. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

      (b) In connection with a Registration Statement in which a Holder of Transfer Restricted Securities is participating, each such Holder agrees, severally and not jointly, to indemnify and hold harmless (i) the Company and the Guarantor (ii) any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantor, and
(iii) the respective officers, managers, partners, members, employees, representatives and agents of the Company or the Guarantor and each such controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a "Company Indemnitee"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Company Indemnitee) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to claims and actions based on information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that within a reasonable time prior to the filing of any such Registration Statement, Prospectus, preliminary prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement, Prospectus, preliminary prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company and such Holder specifically notified the Company in writing that such information was delivered in order to correct or make not misleading information previously furnished to the Company. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any Registration Statement.

      In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Company Indemnitees with respect to which indemnity may be sought against any Holder described above, such Company Indemnitee (or the Company Indemnitee controlled by such controlling person) shall promptly notify such Holder in writing (provided, that the failure to give such notice shall not relieve such Holder of its obligations pursuant to this Agreement to the extent that such failure does not prejudice the position of such Holder). Such Company Indemnitees shall have the right to employ not more than one counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by such Holder; provided, however, that the Company Indemnitees shall reimburse such Holder for such fees and expenses in the event that it is ultimately determined that such Company Indemnitees are not entitled to indemnification hereunder. The indemnifying Holder shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Company Indemnitees, which firm shall be designated by the Company Indemnitees. Notwithstanding anything contained herein to the contrary, the indemnifying Holder shall indemnify Company Indemnitees for more than one counsel if the Company Indemnitees shall have been advised by counsel that there may exist a conflict of interest among any of the Company Indemnitees. The indemnifying Holder shall be liable for any settlement of any such action or proceeding effected with the indemnifying Holder's prior written consent, which consent shall not be withheld unreasonably, and the indemnifying Holder agrees to indemnify and hold harmless any Company Indemnitee from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of such Holder. The Indemnifying Holder shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Company Indemnitee is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Company Indemnitee from all liability arising out of such action, claim, litigation or proceeding.

      (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantor on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

      The Company, the Guarantor and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

Section 9. Rule 144A.

      Upon the request of any Holder, the Company shall deliver to such holder following the receipt by the Company of such request, the information required by Rule (d)(4) of Rule 144A under the Act, as such rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission ("Rule 144A"), and will take such further action as any Holder may request, all to the extent required from time to time by Rule 144A to enable such Holder to sell Transfer Restricted Securities without registration under the Act within the limitations or the exemptions provided by Rule 144A. All information shall be "reasonably current" as defined in Rule 144A. The Company shall also furnish such information during the pendency of any suspension of the effectiveness of the Registration Statement.

Section 10. Participation In Underwritten Registrations.

      No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

Section 11. Selection Of Underwriters.

      The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

Section 12. Miscellaneous.

      (a) Remedies. To the extent permitted by law, the Company and the Guarantor agree that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. The Company will not, and will cause the Guarantor not to, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

      (c) Adjustments Affecting the Notes. The Company will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

      (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company and the Guarantor have obtained the written consent of Holders of not less than a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of not less than a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered.

      (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture, with a copy to the registrar under the Indenture; and

            (ii) if to the Company or the Guarantor:

                 Horseshoe Gaming, L.L.C.
                 4024 Industrial Road
                 Las Vegas, Nevada 89103
                 Telecopier No.: (702) 650-0080
                 Attention: Chief Financial Officer

                 with a copy to:

                 Riordan & McKinzie
                 695 Town Center Drive, Suite 1500
                 Costa Mesa, California 92626
                 Telecopier No.: (714) 549-3244
                 Attention: James H. Shnell, Esq.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

      (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

      (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      (l) Notes Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company, the Guarantor or their respective Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    HORSESHOE GAMING, L.L.C.

                                    By: HORSESHOE GAMING, INC., its Manager



                                    By: /s/ PAUL R. ALANIS
                                        -------------------------------------
                                        Paul Alanis
                                        President


                                    ROBINSON PROPERTY GROUP LIMITED
                                        PARTNERSHIP

                                    By: HORSESHOE GP, INC., its General Partner



                                    By: /s/ PAUL R. ALANIS
                                        -------------------------------------
                                        Paul Alanis
                                        President


                                    WASSERSTEIN PERELLA SECURITIES, INC.


                                    By: /s/ JAMES C. KINGSBERY
                                        -------------------------------------
                                        Name: James C. Kingsbery
                                        Title: Treasurer